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                                                                   Exhibit 10.22

[Translation of Chinese original]

                      Assignment of Share Pledge Agreement

This Assignment of Share Pledge Agreement (The "Agreement") is entered into on the day of September 26, 2003 in Beijing by and among the following parties:

Party A:          Beijing Super Channel Network Limited
Address:          Room F09, 2/nd/ floor, Yong Chang North Road No.3, Beijing
                  Economic and Technology Development Area

Party B:          Wang Xiu Ling
Gender:           Female
PRC Passport No.: PCHN143637106
Address:          Room 3-101, Floor 7, Wushengdongli, Chaoyang District, Beijing

Party C:          LAVHIJI VALE LIMITED
Address:          Offshore Incorporations Limited, P.O. Box 957, Offshore
                  Incorporations Center, Road Town, Tortola, British Virgin
                  Islands.

WHEREAS,

1. Party B is the citizen of the People's Republic of China ("PRC) and owns 80% of the equity interest in Beijing Lei Ting Wan Jun Network Technology Ltd (the " Lei Ting Company"). Lei Ting Company is a limited liability company registered in Beijing under the laws of the PRC.

2.   Party C is a limited liability company registered in British Virgin
     Islands.

3. Party B and Party C have entered into a Loan Agreement, pursuant to which Party C shall provide a long-term loan to Party B in meeting Lei Ting Company's capital demands for its business development. Furthermore, Party B and Party C have entered into a Share Option Agreement, pursuant to which Party B agrees to grant Party A the exclusive right to purchase 80% of the equity interest of Lei Ting Company held by Party B on the premise that the PRC law permits. (the "Share Option") In order to ensure Party B's performance of its obligations under the Loan Agreement and the Share Option Agreement aforesaid, Party B and Party C entered into Share Pledge Agreement (the "Original Pledge Agreement") on August 8, 2002, pursuant to which Party B pledged all its 80% equity interest in Lei Ting Company to Party C.

4. Party A, a wholly foreign-owned company registered in Beijing under the laws of the PRC, has been licensed by the PRC relevant government authority to engage in the business of Internet technical service. Party A is a subsidiary wholly owned by Party C's affiliate company.

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5.   Party A and Lei Ting Company enter into Exclusive Technical and Consulting
     Services Agreement (the " Service Agreement") on September 26, 2003, pursuant to which Party A shall provide technical support to Lei Ting Company and Lei Ting Company shall pay technical and consulting service fees to Party A as a consideration.

6. In order to ensure Party A is collecting technical service fees from Lei Ting Company, Party C is willing to assign all of its pledge over the 80% equity interest in Lei Ting Company under the Original Pledge Agreement to Party A and Party B is also willing to pledge over the above share interest, which was originally pledged to Party C, to Party A as a security for Party A's collecting technical and consulting service fees under the Service Agreement. Party A, Party B and Party C agree to enter into this Agreement to replace the Original Pledge Agreement entered into by and between Party B and Party C.

     In order to define each Party's rights and obligations, Party A, Party B and Party C through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.   Definitions And Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

     1.1  Pledge means the full content listed in Article 2 hereunder

     1.2 Equity Interest means all its 80% equity interests in Lei Ting Company legally held by Party B.

     1.3 Rate of Pledge means the ratio between the value of the pledge under this Agreement and the exclusive technical and consulting service fees under the Service Agreement.

     1.4 Term of Pledge means the period provided for under Article 3.2 hereunder.

     1.5 Service Agreement means the Exclusive Technical and Consulting Service Agreement entered into by and between Lei Ting Company and Party A on September 26, 2003.

     1.6  Event of Default means any event listed as under Article 7 hereunder.

     1.7 Notice of Default means the notice of default issued by Party A in accordance with this Agreement.

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2.   Assignment And Pledge

     2.1 Party C hereby agrees to assign all of its pledge over the 80% equity interest in Lei Ting Company under the Original Pledge Agreement to Party A and Party A hereby agrees to accept the pledge aforesaid. Party B also agrees to assign the pledge over the same which was originally pledged to Party C, to Party A (namely, Party B agrees to pledge all its equity interest in Lei Ting Company to Party A) as a security for Party A's collecting technical and consulting service fees under the Service Agreement.

     2.2 Pledge under this Agreement refers to the rights owned by Party A who shall be entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interests pledged by Party B to Party A.

3.   Rate Of Pledge And Term Of Pledge

     3.1  The rate of Pledge

          3.1.1  The rate of pledge shall be 100%.

     3.2  The term of Pledge

          3.2.1 Pledge Contract shall take effect as of the date when the equity interests under this Agreement are recorded in the Register of Shareholder of Lei Ting Company and registered with the competent Administration for Industry and Commerce. The term of the Pledge is the same with the term of Service Agreement.

          3.2.2 During the Pledge term, Party B shall be entitled to dispose the Pledge in accordance with this Agreement in the event that Party A fails to pay exclusive technical and consulting service fee in accordance with the Service Agreement.

4.   Physical Possession Of Documents

     4.1 During the term of Pledge under this Agreement, Party B shall deliver the physical possession of the Certificate of Distribution and the Name List of Shareholder of Lei Ting Company to Party A within one week as of the date of conclusion of this Agreement.

     4.2 Party A shall be entitled to collect the dividends from the equity interests.

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5.   Warranties and Representation of Party B

     5.1  Party B is the legal owner of the equity interests.

     5.2 Party A shall not be interfered by any other Party A at any time once Party exercises the rights of Party A in accordance with this Agreement.

     5.3 Without prejudice to Party C's Equity Interest Purchase Right, Party A shall be entitled to dispose or assign the pledge in accordance with this Agreement.

     5.4 Party B does not pledge or encumber the equity interests to any other person except for Party A and Party C.

6.   Covenant Of Party B

     6.1 During the effective term of this Agreement, Party B covenants to Party A and Party C that Party B shall:

          6.1.1 not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Party A without prior written consent from Party A and Party C;

          6.1.2 not grant to any third party its or the similar rights in Lei Ting Company, except as such share option may be granted to Party C. Such granting to any third Party other than Party C by Party B shall not be valid or binding;

          6.1.3 comply with and implement laws and regulations with respect to the pledge of rights, present to Party A any notices, orders or suggestions with respect to the Pledge issued or made by the competent administration authority within five days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or present objection and opposite statement to the foregoing matters Upon Party A's reasonable request of or consent.

          6.1.4 timely notify Party A of any events or any notices which may affect Party B's equity interest or any part of its right, and which may change Party B's any covenant and obligation under this Agreement or which may affect Party B's performance of its obligations under this Agreement.

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     6.2  Party B agrees that Party A's right of exercising the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by Party B or any successors of Party B or any person authorized by Party B or any other person.

     6.3 Party B warrants to Party A and Party C that in order to protect or perfect the security over the payment of the technical and consulting service fees under the Service Agreement, Party B shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and or perform and cause other parties who have interests to take action as required by Party A and facilitate the exercise of the rights and authorization vested in Party A under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests Party A or the person(natural person or legal entity) designed by Party A, and provides all the notices, orders and decisions regarded as necessary by Party A with Party A within the reasonable time.

     6.4 Party B warrants to Party A that Party B will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party A. Party B shall compensate all the losses suffered by Party A for the reasons that Party B does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.   Event Of Default

     7.1  The following events shall be regarded as the event of default:

          7.1.1 Lei Ting Company fails to make full payment of the exclusive technical consulting and service fees as scheduled under the Service Agreement;

          7.1.2 Party B makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or Party B is in violation of any warranties under Article 5 herein;

          7.1.3  Party B violates the covenants under Article 6 herein;

          7.1.4  Party B violates any terms and conditions herein;

          7.1.5 Party B waives the pledged equity interests or transfers or assigns the pledged equity interests without prior written consent from Party A, except as provided in Article 6.1.1;

          7.1.6 Party B's any external loan, security, compensation, covenants or

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                 any other compensation liabilities (1) are required to be
                 repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause Party A to deem that Party B's capacity to perform the obligations herein is affected;

          7.1.7 Party B is incapable of repaying the general debt or other debt;

          7.1.8 This Agreement becomes illegal for the reason of the promulgation of the related laws or Party B becomes incapable of continuing to perform the obligations herein;

          7.1.9 Any approval, permit, license or authorization from the competent authority of the government necessary to perform this Agreement or validate this Agreement is withdrawn, suspended, invalidated or materially amended;

          7.1.10 The property of Party B is adversely changed and cause Party A deem that the capability of Party B to perform the obligations herein is affected;

          7.1.11 The successors or assignees of Party B are only capable to perform a portion of or refuse to perform the payment liability under the Service Agreement;

          7.1.12 Other circumstances whereby Party A is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

     7.2 Party B shall immediately give a written notice to Party A if Party B comes to the truth that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or is going on.

     7.3 Unless the event of default under Article 7.1 herein has been solved to Party A's satisfaction, Party A, at any time when the event of default happens or thereafter, may give a written notice of default to Party B and require Party B to promptly make full payment of the outstanding service fees under the Service Agreement and other payables or dispose the Pledge in accordance with Article 8 herein.

8.   Exercise of The Right of The Pledge

     8.1 Party B shall not transfer or assign the pledge without prior written approval from Party A prior to the full repayment of the consulting and service fee under the Service Agreement.

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     8.2  Party A shall give a notice of default to Party B when Party A exercises the right of pledge.

     8.3 Subject to Article 7.3, Party A may exercise the right to dispose the Pledge at any time when Party A gives a notice of default in accordance with Article 7.3 or thereafter.

     8.4 Party A is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interests pledged herein in accordance with legal procedure until the outstanding consulting and service fees and all other payables under the Service Agreement are repaid.

     8.5 Party B shall not hinder Party A from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that Party A could realize his Pledge.

9.   Transfer Or Assignment

     9.1 Party B shall not donate or transfer his rights and obligations herein without prior consent from Party A.

     9.2 This Agreement shall be binding upon Party B and his successors and be effective to Party A and each of his successor and assignee.

     9.3 Party A may transfer or assign his all or any rights and obligations under the Service Agreement to any individual (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. When Party A transfers or assigns the rights and obligations under the Service Agreement, at the request of Party A, Party B shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

     9.4 After Party A's change resulting from the transfer or assignment, the new parties to the pledge shall reexecute a pledge contract.

10.  Termination

This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid off and the Lei Ting Company will not undertake any obligations under the Service Agreement any more, and Party A shall cancel or terminate this Agreement within reasonable time as soon as practicable.

11.  Formalities Fees And Other Charges

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     11.1 Party B shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If Party A pays the relevant taxes in accordance with the laws, Party B shall fully indemnify such taxes paid by Party A.

     11.2 Party B shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with disposition of Pledge) incurred by Party B for the reason that
          (1) Party B fails to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) Party A has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12.  Force Majeure

     12.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party's reasonable control. Party affected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

     12.2 Party affected by Force Majeure shall not assume any liability under this Agreement. However, subject to Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13.  Dispute Resolution

     13.1 This Agreement shall be governed by and construed in accordance with the

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          PRC law.

     13.2 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

14.  Notice

     14.1 Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.

15.  Appendices

     15.1 The appendices to this Agreement are entire and integral part of this Agreement.

16.  Effectiveness

     16.1 This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

     16.2 Equity Interest Pledge Agreement entered into by and between Party B and Party C as of August 8, 2002 shall be terminated upon this Agreement coming into effect.

     16.3 This Agreement is written in Chinese and is executed in three counterparts.

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Party A: Beijing Super Channel Network Limited

Authorized Representative:___________________


Party B: Wang Xiu Ling

_________________(Signature)


Party C: LAHIJI VALE LIMITED


Authorized Representative:____________________


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EXHIBIT A

1.   Register of Shareholders of Beijing Lei Ting Wan Jun Network Technology
     Ltd.

2. Certificate of Capital Contribution of Beijing Lei Ting Wan Jun Network Technology Ltd.

3.   Exclusive Technical and Consulting Services Agreement

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